Exhibit 99.1

WEX Names Jagtar Narula New Chief Financial Officer

Appointment effective May 25, 2022

PORTLAND, Maine--(BUSINESS WIRE)--April 26, 2022--WEX (NYSE: WEX), the global commerce platform that simplifies the business of running a business, today announced that Jagtar Narula has been appointed Chief Financial Officer (CFO), effective May 25, 2022.

“Jagtar has proven strategic and financial experience leading innovative technology companies,” said Melissa Smith, WEX’s Chair and Chief Executive Officer. “His strong track record of successfully executing and integrating acquisitions, driving thoughtful growth through effective capital allocation, and building strong finance organizations in technology companies complements our existing leadership team and positions us well for continued profitable growth.”

Narula joins WEX from 3D Systems Corporation, where he currently serves as CFO. Prior to joining 3D Systems, he oversaw corporate strategy and business development for Blackbaud, Inc., a leading provider of cloud software and payment solutions, where he also previously led investor relations, financial planning, and investment strategy. Additionally, Narula held several finance leadership roles at Xerox, including financial planning, acquisition operations, and strategy. Prior to Xerox, he spent nearly ten years in investment banking and private equity, after beginning his professional career as an engineer. He holds an MBA from The Wharton School of the University of Pennsylvania and an Engineering degree from the State University of New York at Buffalo.

“WEX has an outstanding history of innovating for customers and developing exciting new technologies, while remaining disciplined on financial targets,” said Narula. “I am thrilled to join WEX and build upon the company’s already strong momentum.”

With Narula’s appointment, interim CFO Jennifer Kimball will return full time to her role as Chief Accounting Officer, while supporting Narula’s transition over the coming months.

“I am grateful to Jen for stepping up to lead our finance team over the past few months,” said Smith. “I am confident she and Jagtar will enjoy a great partnership, helping to deliver impressive results for our customers and shareholders.”

About WEX

WEX (NYSE: WEX) is the global commerce platform that simplifies the business of running a business. WEX has created a powerful ecosystem that offers seamlessly embedded, personalized solutions for its customers around the world. Through its rich data and specialized expertise in simplifying benefits, reimagining mobility and paying and getting paid, WEX aims to make it easy for companies to overcome complexity and reach their full potential. For more information, visit www.wexinc.com.

Forward-Looking Statements Disclaimer

This release contains forward-looking statements, including statements regarding the appointment of the Company’s new Chief Financial Officer and our expectations regarding his role within the Company. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this earnings release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project”, “will”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the newly appointed executives’ ability to successfully fulfill or complete their roles, tasks and responsibilities, if at all, as well as other risks and uncertainties identified in Item 1A of WEX’s annual report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 1, 2022. WEX's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this release and undue reliance should not be placed on these statements. WEX disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Contacts

News media:
WEX
Rob Gould, 207-329-1520
Robert.Gould@wexinc.com

Investor:
WEX
Steve Elder, 207-523-7769
Steve.Elder@wexinc.com